SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OF 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2009

Sunrise Telecom Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-30757	77-0291197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 Enzo Drive, San Jose, California	95138
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 363-8000

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On August 12, 2009, Sunrise Telecom Incorporated (the “Company”) and Bahaa N. Moukadam entered into an employment agreement (“Moukadam Employment Agreement”), pursuant to which Mr. Moukadam will be employed by the Company as its Chief Executive Officer (“CEO”) at an annual salary of $250,000. Mr. Moukadam previously held the position of Vice President of Marketing at the Company.

On August 12, 2009, the Company and Paul A. Marshall, the Company’s former CEO, entered into an employment agreement (“Marshall Employment Agreement”), pursuant to which Mr. Marshall will be employed by the Company as its Chief Technical Officer at an annual salary of $195,000.

On August 12, 2009, the Company and Lyron Bentovim, a director of the Company, entered into an employment agreement (“Bentovim Employment Agreement”), pursuant to which Mr. Bentovim will be employed by the Company as its Chief Operating Officer at an annual salary of $225,000.

Messrs. Moukadam, Marshall and Bentovim will be eligible to receive a performance bonus targeted at 30% of their respective annual base salaries. The Compensation Committee of the Board of Directors of the Company will develop a performance bonus plan as soon as practicable. The performance bonus may be increased to up to three times annual base salary for extraordinary achievement of objectives or eliminated entirely where objectives are not achieved and will be paid, if at all, prior to March 15 of the year following service. Messrs. Moukadam, Marshall and Bentovim must be employed on the payment date to receive the bonus.

The Moukadam and Bentovim Employment Agreements provide for the Board of Directors granting stock options to Messrs. Moukadam and Bentovim during the next regularly scheduled Compensation Committee meeting at which shares are awarded. Mr. Moukadam is to be granted an option to purchase 250,000 shares of common stock at fair market value on the date of the grant (“Fair Market Value”). Mr. Bentovim is to be granted an option to purchase 200,000 shares of common stock at Fair Market Value.

Under the Moukadam Employment Agreement, if Mr. Moukadam is terminated by the Company or its successor without cause within four months prior to or twelve months following a change of control of the Company (“Change of Control”) (e.g. stock sales, tender offer, merger, or sale of assets), the Company will provide Mr. Moukadam with severance benefits consisting of a lump sum payment equal to eight months of base salary, less applicable withholdings; continued medical benefits for such period; and accelerated vesting of Mr. Moukadam’s currently outstanding unexercised stock options, as set forth in his Addendum to Employment Offer Letter dated January 23, 2009.

Under the Moukadam Employment Agreement, if Mr. Moukadam is terminated by the Company without cause and he executes a general release of claims, the Company will provide Mr. Moukadam with severance benefits consisting of a lump sum payment equal to four months of base salary, less applicable withholdings, and continued medical benefits for such period.

Under the Bentovim Employment Agreement, if Mr. Bentovim is terminated by the Company or its successor without cause within four months prior to or twelve months following a Change of Control, the Company will provide Mr. Bentovim with severance benefits consisting of a lump sum payment equal to three months of base salary, less applicable withholdings, and continued medical benefits for such period. If Mr. Bentovim is terminated by the Company without cause and he executes a general release of claims, the Company will provide Mr. Bentovim with severance benefits consisting of a lump sum payment equal to two months of base salary, less applicable withholdings, and continued medical benefits for such period.

The foregoing summaries of the terms of the Employment Agreements are qualified in their entirety by the actual terms and conditions set forth in each executive’s Employment Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
99.1	Employment Offer Letter between Sunrise Telecom Incorporated and Bahaa N. Moukadam dated as of August 10, 2009.

99.2	Addendum to Employment Offer Letter between Sunrise Telecom Incorporated and Bahaa N. Moukadam dated January 23, 2009

99.3	Employment Offer Letter between Sunrise Telecom Incorporated and Paul A. Marshall dated as of August 10, 2009.

99.4	Employment Offer Letter between Sunrise Telecom Incorporated and Lyron Bentovim dated as of August 10, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRISE TELECOM INCORPORATED (Registrant)

Date: August 14, 2009	By:	/s/ KIRK O. WILLIAMS
KIRK O. WILLIAMS Chief Legal and Compliance Officer

List of Exhibits.

Number	Description
99.1	Employment Offer Letter between Sunrise Telecom Incorporated and Bahaa N. Moukadam dated as of August 10, 2009.

99.2	Addendum to Employment Offer Letter between Sunrise Telecom Incorporated and Bahaa N. Moukadam dated January 23, 2009

99.3	Employment Offer Letter between Sunrise Telecom Incorporated and Paul A. Marshall dated as of August 10, 2009.

99.4	Employment Offer Letter between Sunrise Telecom Incorporated and Lyron Bentovim dated as of August 10, 2009.

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